UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

FINTECH ECOSYSTEM DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40914	86-2438985
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Springhouse Drive, Suite 204, Collegeville, PA	19426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 226-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one shares of Class A common stock, one right and one-half of one redeemable warrant	FEXDU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	FEXD	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FEXDW	The Nasdaq Capital Market
Rights included as part of the units	FEXDR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Adjournment

On March 14, 2023, Fintech Ecosystem Development Corp. (the “Company”) filed a proxy statement (the “Extension Proxy Statement”) for a special meeting of its stockholders (the “Extension Meeting”) to be held on at 10:00 a.m., Eastern time, on April 12, 2023 to consider and act upon a proposal (the “Original Extension Proposal”) to extend the date by which the Company must complete an initial business combination for a maximum of twelve (12) additional one month periods (each one month extension, an “Extension Period”), from April 21, 2023 to April 21, 2024, or such earlier date as determined by the Company’s board of directors (the “Extension,” and such later date, the “Extended Date”). The Extension Proxy Statement was mailed to the Company’s stockholders of record as of March 14, 2023. Stockholders may obtain a copy of the Extension Proxy Statement at the website of the U.S. Securities and Exchange Commission (www.sec.gov).

Under the Original Extension Proposal, Revofast LLC (the “Sponsor”) would have agreed to, or caused a designee to, make an Extension Loan (as defined below) of an aggregate of $0.055 for each public share that is not redeemed, for each Extension Period (commencing on April 21, 2023, and on the 21st day of each subsequent month (or the next business day, if the 21st day of a calendar month falls on a day other than a business day)), until the Extended Date, or portion thereof, that is needed to complete our initial business combination.

On April 11, 2023, the Company issued a press release announcing that it intends to adjourn, without conducting any business, the Extension Meeting, and to reconvene the Extension Meeting at 10:00 a.m., Eastern time, on April 20, 2023, for the purpose of the Company amending the terms of the Original Extension Proposal (as amended, the “Amended Extension Proposal”). Pursuant to the Amended Extension Proposal, the Extension Loan, has been amended from $0.055 for each public share that is not redeemed, to the lesser of $0.055 for each public share that is not redeemed and an aggregate of $110,000. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In connection with the adjournment of the Extension Meeting, the Company is extending the deadline for holders of its shares of Class A common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in the Company’s trust account, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on April 18, 2023 (two business days before the adjourned Extension Meeting).

Supplement to the Extension Proxy Statement

On April 11, 2023, the Company announced in a press release the terms of the Amended Extension Proposal.

Accordingly, the corresponding text of the “Letter to Stockholders of Fintech Ecosystem Development Corp.” and the “Notice of Special Meeting of Stockholders” of the Extension Proxy Statement is amended as follows (with additions and deletions marked):

“If the Extension Amendment Proposal is approved, the Sponsor has agreed to, or to cause a designee to, loan to us, pursuant to a promissory note (the “Promissory Note”) an aggregate of the lesser of (x) $110,000 or (y) $0.055 for each public share that is not redeemed, for each Extension Period (commencing on April 21, 2023, and on the 21st day of each subsequent month (or the next business day, if the 21st day of a calendar month falls on a day other than a business day)), until the Extended Date, or portion thereof, that is needed to complete our initial business combination (each, an “Extension Loan”). Each Extension Loan in respect of an Extension Period will be deposited in the trust account on or prior to the commencement of such Extension Period. Accordingly, the amount deposited per share will depend on the number of public shares that remain outstanding after redemptions in connection with the Extension. For example, if no public shares are redeemed and all of our public shares remain outstanding in connection with the Extension, then the maximum amount to be loaned by the Sponsor or its designees will be an aggregate of ~~$7,590,000~~ $1,320,000 (assuming all twelve (12) Extension Periods are utilized), and this amount would not change if 50% of the public shares are redeemed and accordingly 50% of our public shares remain outstanding in connection with the Extension~~, then the maximum amount to be loaned by the Sponsor or its designees will be an aggregate of $3,795,000~~ (assuming all twelve (12) Extension Periods are utilized). Amounts due under the Promissory Note will not bear interest and will be repayable by us to the Sponsor or its designees upon consummation of our initial business combination.”

The answer to the question, “What amount will holders receive upon consummation of a subsequent business combination or liquidation if the Extension Amendment Proposal is approved?” on Page 4 of the Extension Proxy Statement is amended as follows (with additions and deletions marked):

“If the Extension Amendment Proposal is approved, the Sponsor has agreed to, or to cause a designee to, contribute to the Company as an Extension Loan an aggregate of the lesser of (x) $110,000 or (y) $0.055 for each public share that is not redeemed, for each calendar month (commencing on April 21, 2023 and on the 21st day of each subsequent month (or the next business day, if the 21st day of a calendar month falls on a day other than a business day)), until the Extended Date, or portion thereof, that is needed to complete our initial business combination. For example, if we take until July 20, 2023 to complete the Business Combination (or another initial business combination), which would represent three calendar month Extensions, the Sponsor or its designees would make aggregate Extension Loans representing the lesser of (x) $330,000 or (y) $0.165 per public share that is not redeemed in connection with this vote. Each Extension Loan will be deposited into the Trust Account on or before the applicable Extension date. For example, the Extension Loan extending the business combination deadline from April 21, 2023 to May 21, 2023, will be deposited into the Trust Account on or before April 21, 2023. The Extension Loans are conditioned upon the implementation of the Extension Amendment. No Extension Loan will occur if the Extension Amendment is not approved or the Extension is not completed. The Extension Loans will not bear interest and will be repayable by us to the Sponsor or its designees upon consummation of our initial business combination (in cash or, at the option of the Sponsor or its designees, in common shares of the post-business combination issuer).”

The corresponding text on Page 22 of the Extension Proxy Statement is amended as follows (with additions and deletions marked):

“If the Extension Amendment Proposal is approved, the Sponsor will, or will cause a designee to, contribute to the Company as a loan an aggregate of the lesser of (x) $110,000 or (y) $0.055 for each public share (as defined below) that is not redeemed, for each calendar month (commencing on April 21, 2023 and on the 21st day of each subsequent month (or, if such day is not a business day, then the next business day)) until the Extended Date (each, an “Extension Period”), or portion thereof, that is needed to complete an initial business combination (the “Contribution”). For example, if we take until July 20, 2023, to complete the Business Combination (or another initial business combination), which would represent three calendar months, the Sponsor or its designees would make Extension Loans to the Company equal to the lesser of (x) $330,000 or (y) $0.165 per unredeemed share. Each Extension Loan will be deposited in the trust account on or prior to the commencement of the applicable Extension (or portion thereof).”

The corresponding text of the “Proposed First Amendment to the Amended and Restated Certificate of Incorporation of Fintech Ecosystem Development Corp.” on Annex A of the Extension Proxy Statement should be amended to read as set forth on Exhibit A to the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

VOTING MATTERS

Only holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of business on March 1, 2023, which is the record date for the adjourned Extension Meeting, are entitled to vote and have their votes counted at the adjourned Extension Meeting, and any adjournments or postponements thereof. As of the close of business on March 1, 2023, there were 14,432,500 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share at the adjourned Extension Meeting.

All holders of shares of Class A Common Stock, regardless of whether they vote for or against the Amended Extension Proposal or do not vote at all, may elect to convert their shares of Class A Common Stock into their pro rata portion of the amounts then held in the Company’s trust account if the Amended Extension Proposal is implemented. To exercise your redemption rights, you must demand in writing that your shares of Class A Common Stock are redeemed for a pro rata portion of the funds held in the Company’s trust account and tender your shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at least two business days prior to the date of the adjourned Extension Meeting. In order to exercise your redemption right, you need to identify yourself as a beneficial holder and provide your legal name, phone number and address in your written demand. You may tender your shares of Class A Common Stock by either delivering your share certificate to the transfer agent or by delivering your shares electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. If you hold the shares of Class A Common Stock in street name, you will need to instruct the account executive at your bank or broker to withdraw the shares of Class A Common Stock from your account in order to exercise your redemption rights.

Before you vote, you should read the Extension Proxy Statement and other documents that the Company has filed with the U.S. Securities and Exchange Commission, together with this supplement, for more complete information about the Company and the Amended Extension Proposal. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Extension Proxy Statement. If you have questions about the Amended Extension Proposal or if you need additional copies of the Extension Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Individuals call toll-free (800) 662-5200

Banks and brokers call (203) 658-9400

Email: fexd.info@investor.morrowsodali.com

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2023

FINTECH ECOSYSTEM DEVELOPMENT CORP.

By:	/s/ Saiful Khandaker
Name:	Saiful Khandaker
Title:	Chairman and Chief Executive Officer

Exhibit 99.1

Fintech Ecosystem Development Corp. Announces Adjournment of Special Meeting of Stockholders

COLLEGEVILLE, PA — April 11, 2023 — Fintech Ecosystem Development Corp. (the “Company”) (Nasdaq: FEXD), announced today that it intends to adjourn, without conducting any business, the Company’s special meeting of stockholders (the “Special Meeting”) originally scheduled to be held on Wednesday, April 12, 2023, and to reconvene the Special Meeting at 10:00 a.m., Eastern time, on Thursday, April 20, 2023. In connection with the adjournment of the Special Meeting, the Company is extending the deadline for holders of its shares of Class A common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in the Company’s trust account, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on April 18, 2023 (two business days before the adjourned Special Meeting).

The Special Meeting is being held to vote on the proposal (the “Extension Proposal”) described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2023 (the “Extension Proxy Statement”), relating to its proposed extension of the deadline to complete its initial business combination (the “Extension”). The Special Meeting is being adjourned for the purpose of the Company amending the terms of the Extension Proposal.

In the event the Extension Proposal (as set forth in the Extension Proxy Statement) was adopted, the Company’s sponsor, Revofast LLC (the “Sponsor”) would have agreed to, or to cause a designee to, make a loan of an aggregate of $0.055 for each public share that is not redeemed, for each one-month Extension Period (commencing on April 21, 2023, and on the 21st day of each subsequent month (or the next business day, if the 21st day of a calendar month falls on a day other than a business day)), until April 21, 2024, or such earlier date as determined by the Company’s board of directors.

The additional contribution that will instead be required to be deposited into the Company’s trust account in connection with any Extension, has been amended from $0.055 for each public share that is not redeemed to the lesser of $0.055 for each public share that is not redeemed and an aggregate of $110,000. As a result of this change, stockholders redeeming their shares after the Extension may receive an amount per share that is less than they would have otherwise received under the original Extension Proposal (as set forth in the Extension Proxy Statement).

Accordingly, if the Extension is approved at the adjourned Special Meeting on April 20, 2023, the Company’s sponsor, Revofast LLC, or one or more of its sponsor’s affiliates, members or third-party designees, will, or will cause a designee to, instead loan to the Company, pursuant to a promissory note an aggregate of the lesser of (x) $110,000 or (y) $0.055 for each public share that is not redeemed, for each of up to twelve one-month extensions (commencing on April 21, 2023, and on the 21st day of each subsequent month (or the next business day, if the 21st day of a calendar month falls on a day other than a business day)), until April 21, 2024, or portion thereof, that is needed to complete the Company’s initial business combination. Each such loan will be deposited in the trust account on or prior to the commencement of the applicable one-month Extension period. Accordingly, the amount deposited will depend on the number of public shares that remain outstanding after redemptions in connection with the Extension.

Exhibit A to this press release sets forth the revised amendment to the Company’s certificate of incorporation that the Company’s stockholders will be asked to vote on at the date of the adjourned Special Meeting (changes to the amendment that was set forth in the Extension Proxy Statement are bold and underlined).

About Fintech Ecosystem Development Corp.

Fintech Ecosystem Development Corp. is a special purpose acquisition company formed for the purpose of effecting one or more business combinations with an intent to focus on the financial technology sector. The Company is sponsored by Revofast LLC and the management team led by Chief Executive Officer, President and founder Dr. Saiful Khandaker and a team of experienced Fintech business and technology innovators.

For additional information, please visit www.fintechecosys.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

EXHIBIT A

ANNEX A

PROPOSED FIRST AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FINTECH ECOSYSTEM DEVELOPMENT CORP.

Pursuant to Section 242 of the

Delaware General Corporation Law

FINTECH ECOSYSTEM DEVELOPMENT CORP. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is Fintech Ecosystem Development Corp. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 5, 2021. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 18, 2021 (the “Amended and Restated Certificate of Incorporation”).

2. This First Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation.

3. This First Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of at least 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

4. A new Section 9.1(d) of Article IX is hereby added as follows.

(d) In the event that the Company has not consummated an initial Business Combination within 18 months from the date of the closing of the Offering, upon the Sponsor’s request, the Company may extend the period of time to consummate an initial business combination by an additional twelve months, provided that (i) the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account an additional amount equal to the lesser of (x) $110,000 or (y) $0.055 per share for each such one-month extension until April 21, 2024, unless the Closing of the Company’s initial business combination shall have occurred for such extension in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of an initial business combination and (ii) the procedures relating to any such extension, as set forth in the Trust Agreement, shall have been complied with. The gross proceeds from the issuance of such promissory note(s) shall be held in the Trust Account and used to fund the redemption of the Offering Shares in accordance with Section 9.2.

IN WITNESS WHEREOF, Fintech Ecosystem Development Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of this                 day of April, 2023.

FINTECH ECOSYSTEM DEVELOPMENT CORP.

By:
Name: Saiful Khandaker
Title: Chief Executive Officer